Exhibit 99.c

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Taxable Municipal Income Fund:

We consent to the incorporation by reference in the registration statement No. 333-248493 on Form N-2 of our report dated May 27, 2021, with respect to the financial statements and financial highlights of Nuveen Taxable Municipal Income Fund.

Chicago, Illinois

June 3, 2021